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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): February 19, 2003

HUNTSMAN POLYMERS CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE State of Incorporation	1-9988 Commission File No.	75-2104131 IRS Employer Identification No.
500 Huntsman Way, Salt Lake City, Utah 84108 (Address of principal executive offices, including zip code)
(801) 584-5700 (Registrant's telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Item 5. Other Events

        The 11 3/4% Senior Notes due 2004 (the "Senior Notes") of Huntsman Polymers Corporation (the "Company") have been registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Pursuant to Rule 12h-3(b)(1)(i) promulgated under the Exchange Act, the Company may suspend the registration of the Senior Notes upon filing a certification and notice on From 15 with the Securities and Exchange Commission (the "Commission"). Today the Company is filing a certification and notice on Form 15 with the Commission. This filing will suspend the Company's obligations to file reports with the Commission.

        Although the amended indenture governing the Senior Notes does not obligate the Company to provide reports to the trustee or to the holders of the Senior Notes, the Company currently intends to provide quarterly and annual information, consisting of financial statements and management's discussion and analysis of financial condition and results of operations, to the trustee and to the holders of the outstanding Senior Notes. The Company does not anticipate that these reports will include all of the information previously required to be filed by the Company with the Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNTSMAN POLYMERS CORPORATION
/s/ J. KIMO ESPLIN J. KIMO ESPLIN Senior Vice President and Chief Financial Officer (Authorized Signatory and Principal Financial and Accounting Officer)

Dated: February 19, 2003

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  Item 5. Other Events
SIGNATURES